Exhibit 10.1

AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO SECURITIES PURCHASE AGREEMENT, dated July 7, 2011 (this “Amendment”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Hanlong (USA) Mining Investment, Inc., a Delaware corporation, (“Purchaser”). Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Agreement, as defined below.

RECITALS

A.                                   The Company and Purchaser are parties to the Securities Purchase Agreement, dated March 4, 2010 (as amended by Amendment No. 1 to Securities Purchase Agreement, dated July 30, 2010, Amendment No. 2 and Waiver to Securities Purchase Agreement, dated October 26, 2010, Amendment No. 3 to Securities Purchase Agreement, dated December 20, 2010, and as further amended, restated or replaced, the “Agreement”); and

B.                                     The parties desire to amend the Agreement to modify certain dates for specified conditions precedent and to modify specified conditions precedent in the Agreement.

Accordingly, in consideration of the mutual covenants contained in this Amendment, the parties intending to be legally bound agree as follows.

AGREEMENT

1.                                       Section 6.6(a) of the Agreement is hereby amended by deleting “November 30, 2011” and replacing it with “the date that is twelve months after the publication of the Draft EIS or December 31, 2012”.

2.                                       Section 6.8 of the Agreement is amended by inserting the following sentence following the first sentence of Section 6.8.  “From time to time the Company may advance fees and expenses that are the obligation of Purchaser pursuant to the preceding sentence.  Those advances, if not repaid sooner, shall be credited against the Arrangement Fee when paid, or shall be repaid on the date that is 12 months after the publication of the Draft EIS, if earlier.”

3.                                       Section 7.2(c)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) Record of Decision The BLM shall have issued the Record of Decision with respect to the Mount Hope Project and the BLM shall have approved the Plan of Operations (collectively, the “ROD”) on or before the date that is the earlier of (A) nine months after the publication of the Draft EIS; and (B) September 30, 2012.”

4.                                       Section 7.2(e) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(e)                            Modification of the ROD Closing Condition.  If, on or before the date that is seven months after the publication of the Draft EIS, the Company notifies Purchaser that the Company reasonably believes that (i) the BLM will not issue the ROD on or before the date (the “ROD Deadline”) that is the earlier of: (A) nine months after the date of the publication of the Draft EIS; and (B) September 30, 2012, and (ii) the BLM will issue the ROD on or before the earlier of: (A) twelve months after the date of the publication of the Draft EIS; and (B) December 31, 2012, then the Purchaser may notify the Company on or before the ROD Deadline that the Purchaser has elected to extend the date by which the BLM must issue the ROD to the date that is three months after the ROD Deadline (the “ROD Condition Extension”).  If Purchaser elects the ROD Condition Extension, the Company shall, on or before the date that is fifteen days after the ROD Deadline, pay to Purchaser $2,000,000 (which payment shall be a credit against the Arrangement Fee) and the Company Break Fee shall be increased by $1,000,000 for each month (or portion thereof) after one month following the ROD Deadline that elapses prior to BLM’s issuance of the ROD, such increase not to exceed $2,000,000.”.

5.                                       Section 8.2(b) of the Agreement is hereby amended by deleting (b) (i) in its entirety and replacing it with the following:

“(i) the Tranche 2 Closing shall not have occurred on or before the earlier of (A) September 30, 2012 (unless the Company has provided notice and the ROD Deadline is extended pursuant to Section 7.2(e), in which event this date shall be December 31, 2012) or (B) twelve months after the issuance of ROD;”

6.                                       Section 8.2(d) of the Agreement is hereby amended by deleting subsections “(v)” and “(vi)” in their entirety.  The parties acknowledge that the notice dated April 26, 2011, regarding Section 8.2(d)(vi) is rescinded and ineffective.

7.                                       Section 7.2(d) of the Agreement is hereby amended by changing “three (3)” to “nine (9)” and changing “six (6) to “twelve (12)”.

8.                                       Section 8.4(b) of the Agreement is hereby amended by deleting subsections “(b)(viii)” and “(b)(ix)”.

9.                                       Section 8.5(c) of the Agreement is hereby amended by replacing “six(6) months” with “twelve (12) months” in the last line of this Section 8.5(c).

10.                                 Schedule 1 of the Agreement is hereby amended by deleting “Sections 8.2(d)(vi) and 7.2(e)” and replacing it with “Section 7.2(e)” in the definition of “Company Break Fee”.

11.                                 Schedule 2 of the Agreement is hereby amended by replacing “2 months” with “9 months” in the paragraph titled “Availability Periods:”.

12.                                 Schedule 2 of the Agreement is hereby modified by replacing “September 30, 2011” with “the date that is the earlier of (i) December 31, 2012; or (ii) twelve months after the publication of the Draft EIS” in the paragraph titled “Conditions Precedent to Borrowing:”.

13.                                 Article IX of the Agreement is hereby incorporated by reference into this Amendment.

Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first above written.

GENERAL MOLY, INC.

By:	/s/ David A. Chaput

Name:	David A. Chaput

Title:	Chief Financial Officer

HANLONG (USA) MINING INVESTMENT, INC.

By:	/s/ Hui Xiao

Name:	Hui Xiao

Title:	President